EXHIBIT 10.1

CONTRACT OF SALE
THIS CONTRACT OF SALE (this “Contract”) is made and entered by and between Butler Fee LLC, a Delaware limited liability company (“Seller”), and Steadfast Asset Holdings, Inc., a California corporation and/or its permitted assignee (“Buyer”), effective as of the date both Buyer and Seller have executed this Contract (the “Effective Date”).
Buyer and Seller acknowledge and agree that the negotiation, mailing, or delivery of this Contract by the other party, its agents or attorneys does not constitute an offer by such party to enter into this transaction or to enter into any other relationship with the other party, whether on the terms contained herein or on any other terms. This Contract will not be binding upon either party, nor will either party have any obligations, liabilities or rights hereunder, unless both parties have executed and delivered this Contract to the Title Company (as hereinafter defined) and, until such time, either party may terminate all negotiations and discussions regarding the subject matter of this Contract, with or without cause and for any reason whatsoever, without recourse or liability.
For and in consideration of the mutual covenants and agreements contained in this Contract and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
1.PURCHASE AND SALE: Seller agrees to sell and convey to Buyer, and Buyer agrees to buy from Seller, the Property (as hereinafter defined) for the consideration and upon the terms, provisions and conditions set forth in this Contract. The “Property” means:
(a)        The land located at 782 East Butler Road, Mauldin, South Carolina 29662, as more particularly described in the attached Exhibit “A” (the “Land”), together with (i) all structures, fixtures, buildings and improvements situated on the Land (collectively, and including without limitation the multi-family residential project commonly known as Arbors at Brookfield consisting of 702 apartment units situated thereon, the “Improvements”); (ii) Seller’s right, title, and interest in any easements, licenses, and rights-of-way; development rights, air rights, and water rights; wastewater, fresh water, storm sewer or other utility capacity or service commitments and allocations; and other interests appurtenant to the Land and the Improvements, if any; and (iii) Seller’s right, title, and interest in any licenses, easements, rights-of-way and real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed, in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land, if any;
(b)        All equipment, fixtures, appliances, inventory and other personal property of whatever kind or character owned by Seller that is attached to or installed or located on or in the Land or the Improvements and used in connection with the ownership, operation, management or maintenance of the Land or Improvements, including furniture, furnishings, drapes and floor coverings; office equipment and supplies; and heating, lighting, refrigeration, plumbing, ventilating, incinerating, communication, electrical, and air conditioning equipment (the “Personal Property”); the Personal Property as of the date hereof is identified on Exhibit “C” attached hereto;
(c)        All of Seller’s right, title and interest in all leases and other agreements that relate to or affect the Land, the Improvements, or the Personal Property or their ownership, operation, management or maintenance, including all tenant leases or other occupancy agreements (collectively, “Leases”) and all unapplied security deposits made by tenants in connection with the Leases and held by Seller, its affiliates or its property manager (“Deposits”); all service and maintenance contracts (“Service Contracts”); any licenses, permits, certificates of occupancy, and governmental approvals (collectively “Approvals”), and any warranties, guaranties and bonds relating to the Land or Improvements; and

(d)        All of Seller’s right, title and interest, if any, in and to all trademarks, trade names, websites, web domains, internet addresses, phone number(s), fax number(s), logos or symbols under which the Land is or the Improvements (or any part thereof) are operated.
2.    EARNEST MONEY.
(a)        Within three (3) business days of the Effective Date, Buyer must deliver to First American Title Insurance Company (the “Title Company” or “Escrow Agent”), Attention: Kevin W. Wood, Esq., as escrow agent, the sum of $750,000.00 (by wire transfer) as earnest money (the “Initial Earnest Money”). If Buyer does not timely deliver the Initial Earnest Money as provided in this Section, this Contract will terminate and neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination of this Contract. $50,000.00 of the Initial Earnest Money will become non-refundable to Buyer upon deposit of the Initial Earnest Money, except in the event of Seller’s default under this Contract (the “Non-refundable Earnest Money”). Anything contained herein to the contrary notwithstanding, if this Contract terminates for any reason other than Seller’s default and Buyer becomes entitled to a return of the Earnest Money, the Non-refundable Earnest Money will be paid over by the Title Company to Seller as independent consideration for Seller’s execution and delivery of this Contract and Buyer’s inspection rights hereunder. Buyer acknowledges that, except as otherwise expressly provided in this Contract, any refund of the Earnest Money provided for in this Contract will be reduced by the Non-refundable Earnest Money.
(b)        Unless Buyer sooner elects to terminate this Contract, Buyer must deposit additional earnest money in the amount of $1,000,000.00 (by wire transfer) with the Title Company within one (1) business day following the Feasibility Period Expiration Date (as hereinafter defined) (the “Additional Earnest Money”). If Buyer fails to deposit the Additional Earnest Money in the time and manner required, this Contract will terminate and neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination of this Contract.
(c)        The Initial Earnest Money, the Additional Earnest Money (if and when required to be deposited hereunder) and any Extension Earnest Money (hereinafter defined, if and when required hereunder), and any interest earned on any of the foregoing are collectively referred to in this Contract as the “Earnest Money”. At the option of Buyer, all Earnest Money will be held by the Title Company in one or more government-insured interest-bearing account(s) satisfactory to Buyer (which shall have no penalty for early withdrawal), and shall not commingle the Earnest Money with any funds of Escrow Agent or any other person or entity. The Earnest Money (other than the Non-refundable Earnest Money, which shall become non-refundable when deposited) will become non-refundable to Buyer upon the Feasibility Period Expiration Date (or, as to the Additional Earnest Money and any Extension Earnest Money, upon deposit), except as otherwise expressly provided by this Contract. If the transaction contemplated by this Contract is closed, the Earnest Money will be applied to the Sales Price at the closing of the sale and purchase of the Property (the “Closing”). If the transaction is not closed, the Earnest Money will be disbursed in accordance with the provisions of this Contract.

(d)        If either Seller or Buyer terminates this Contract pursuant to a right to do so under this Contract (such party, the “terminating party”), Escrow Agent is authorized to deliver the Earnest Money to the party entitled to receive the Earnest Money under the terms of this Contract on the sixth (6th) business day following the terminating party’s delivery of written notice of termination to both Escrow Agent and the other party to this Contract (the “non-terminating party”) unless the non-terminating party delivers written notice to Escrow Agent that it disputes the right of the terminating party to receive the Earnest Money on or before 5:00 p.m., Central time on the fifth (5th) business day following delivery of such notice. In the event of a dispute regarding the party entitled to receive the Earnest Money, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in Greenville County, South Carolina. All attorneys’ fees and costs and Escrow Agent’s costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money or, if the Earnest Money is distributed in part to both parties, then in inverse proportion to such distribution. As used in this Contract, “business day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in the State of South Carolina. Notwithstanding the provisions of this subsection (d) to the contrary, with respect to any delivery by Buyer of any Termination Notice prior to the Feasibility Period Expiration Date pursuant to Section 4.(a) of this Contract, or if no Waiver Notice is provided by Buyer prior to the Feasibility Period Expiration Date under Section 4.(a) of this Contract, Escrow Agent shall deliver the Earnest Money to Buyer, less the Non-refundable Earnest Money, without further instruction from Seller, and deliver the Non-refundable Earnest Money to Seller without further instruction from Buyer, within two (2) business days of receipt of such Termination Notice or failure of receipt of such Waiver Notice, as applicable.
(e)        Escrow Agent shall deliver written confirmation of the date of receipt of the signatures of each of Seller and Buyer, the Initial Earnest Money, the Additional Earnest Money and any Extension Earnest Money to the parties in the manner set forth in Section 16.(a) of this Contract. This Contract shall be countersigned by Escrow Agent and the provisions hereof shall constitute joint escrow instructions to Escrow Agent. The provisions of this Contract relating to the Earnest Money will expressly survive any termination of this Contract.
3.    CONTRACT SALES PRICE: The total purchase price for the Property (the “Sales Price”) will be $66,800,000.00. The Sales Price (as adjusted for credits, prorations and costs as provided in this Contract) will be paid by Buyer at Closing in U.S. dollars by cashier’s check or certified check drawn on a national banking association acceptable to Seller or by wire transfer of immediately available funds (the foregoing types of funds are hereinafter referred to as “Immediately Available Funds”).
4.    FEASIBILITY STUDY AND INSPECTION:
(a)        Commencing on the Effective Date, but subject to Buyer’s compliance with the terms of this Section 4 and to Buyer’s not being in default under this Contract, Buyer is granted the right, at Buyer’s sole expense, to enter onto the Property in order to conduct any engineering and/or market and economic feasibility studies of the Property, physical inspections of the Property, including a Phase I environmental study (but not a Phase II without Seller’s prior written consent, which will not be unreasonably withheld), and any other non-invasive test, study, review or inspection of the Property and, to the extent copies are not provided to Buyer by Seller pursuant to Section 6, to review and copy Seller’s books and records relating to the Property and any of the documents described in Section 6, and other matters necessary in the sole discretion of Buyer to evaluate and analyze the feasibility of the Property for Buyer’s intended use thereof (the “Feasibility Study”). Buyer or its designated agents, independent contractors, prospective lender(s) or investor(s), and/or employees (collectively, “Buyer’s Agents”) may enter upon the Property for purposes of any tests, reviews and inspections that Buyer deems necessary for the Feasibility Study; however, all such tests, reviews and inspections will be conducted in a manner so as not to cause permanent damage to the Property and that minimize inconveniences to and interruption of the tenants of the Property. If Buyer determines, in its sole judgment, that Buyer wishes to proceed with the purchase of the Property, Buyer may waive its termination rights under this Section by delivering written notice to Seller (the “Waiver Notice”) not later than 4:00 p.m., pacific standard time on May 27, 2015 (the “Feasibility Period Expiration Date”), and within one (1) business day following the Feasibility Period Expiration Date, delivering the Additional Earnest Money to the Title Company. If Buyer does not deliver the Waiver Notice and deposit the Additional Earnest Money as required in the prior sentence, this Contract will automatically terminate without any further action by either party, the Earnest Money, less the Non-refundable Earnest Money, will be returned to Buyer, the Non-refundable Earnest Money will be delivered to Seller, and, thereafter, neither party will have any further rights or obligations hereunder, except those rights and obligations which are expressly stated to survive termination of this Contract. If Buyer delivers the Waiver Notice and Additional Earnest Money in the manner and within the time provided in this Section, the right of Buyer to terminate this Contract provided in this Section 4.(a) will be deemed to have been waived by Buyer for all purposes. At any time prior to the Feasibility Period Expiration Date, Buyer may terminate this Contract for any reason or for no reason whatsoever by delivery of written notice of such termination to Seller and Escrow Agent (the “Termination Notice”), in which event this Contract will automatically terminate without any further action by either party, the Earnest Money, less the Non-refundable Earnest Money, will be returned to Buyer, the Non-refundable Earnest Money will be delivered to Seller, and, thereafter, neither party will have any further rights or obligations hereunder, except those rights and obligations which are expressly stated to survive termination of this Contract.
(b)        If Buyer's inspections cause any change, alteration or damage to the Property and this Contract is terminated for any reason, Buyer must restore the Property to the condition that existed immediately prior to such change, alteration or damage, at Buyer's sole expense. The provisions of the previous sentence shall control over any conflicting or inconsistent provisions contained in this Contract and shall survive termination of this Contract for a period of three (3) months; provided however that if Seller has provided written notice to Buyer specifying, with reasonable detail, a repair Buyer is required to make hereunder, then such three-month period shall be extended until the repair is completed by Buyer and approved by Seller.
(c)        Promptly following receipt of payment from Seller for the actual costs thereof, Buyer agrees to provide Seller with a copy of all third-party studies and reports prepared for it by Buyer’s Agents relating to the Property, except for economic feasibility studies (collectively, “Buyer’s Due Diligence Materials”), within seven days of receipt of such payment; provided however that such delivery shall be expressly without any representation or warranty and without right of reliance thereon, and shall be subject to any confidentiality requirements of the provider of such report. Buyer’s obligations under the prior sentence will survive termination of this Contract for a period of three (3) months, provided, however, that if Seller has provided written notice to Buyer requesting any study or report Buyer is required to provide hereunder, then such three-month period shall be extended until the study or report is provided by Buyer.
(d)        EXCEPT TO THE EXTENT ARISING OUT OF THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER OR SELLER’S CONTRACTORS, EMPLOYEES, REPRESENTATIVES OR AGENTS, WHETHER OR NOT THE TRANSACTION DESCRIBED IN THIS CONTRACT CLOSES, BUYER AGREES TO INDEMNIFY AND HOLD SELLER HARMLESS FROM ALL CLAIMS, LIABILITIES, DAMAGES AND CAUSES OF ACTION (EACH AND COLLECTIVELY, A “CLAIM”) ARISING OUT OF BUYER’S ENTRY ON THE PROPERTY AND/OR THE FEASIBILITY STUDY PERFORMED BY BUYER AND BUYER’S AGENTS; PROVIDED, HOWEVER, THAT BUYER SHALL NOT BE RESPONSIBLE FOR ANY LOSSES OR EXPENSES RESULTING FROM THE DISCOVERY OF ADVERSE INFORMATION REGARDING THE PROPERTY OR FOR ANY CONSEQUENTIAL, SPECULATIVE, PUNITIVE OR INCIDENTAL DAMAGES. Any provision to the contrary herein notwithstanding, the provisions of the previous sentence shall survive termination of this Contract for any reason for a period of three (3) months from the date of termination with respect to any Claim of Seller other than related to third-party Claims, and three (3) months after Seller’s receipt of written notice of such Claim with respect to any claim based on a Claim made by a third party (but in no event later than three (3) months after the expiration of such third-party’s applicable statute of limitations to make such Claim) and, if Seller notifies Buyer of any Claim within such applicable period, will survive and continue until the indemnification obligation related to such Claim is satisfied.
(e)        Prior to any entry upon the Land by Buyer or Buyer's Agents, Buyer must secure, at Buyer's expense, the following policies of insurance, which must include coverage of the activities of Buyer and Buyer's Agents on the Property: (a) comprehensive general and property damage insurance, including direct contractual and contingent liability, with a combined single limit of $1,000,000 for bodily injury to, or death of, any person, or more than one person, on an occurrence basis, and $1,000,000 for property damage in any one or more accidents, with aggregate operations on an occurrence basis; and (b) comprehensive automobile liability insurance with limits of $1,000,000 for personal injury to, or death of, any one or more persons, in any one accident, and $1,000,000 for property damage in any one or more accidents. These policies of insurance must be issued on an occurrence basis, maintained in effect at all times during the term of this Contract, name Seller as an additional insured and provide that the policies may not be terminated without 30 days' prior written notice to Seller. Copies of the certificates of coverage confirming Seller’s designation as an additional insured must be delivered to Seller prior to any entry on the Land by Buyer or Buyer's Agents. This Contract supersedes and replaces the Access Agreement dated April 27, 2015, which is hereby terminated.
(f)    Buyer must give Seller written notice prior to the Feasibility Period Expiration Date of any Service Contracts Buyer wishes to assume at Closing. Any Service Contracts that Buyer does not elect to assume will be terminated by Seller as of the Closing Date at no cost to Buyer; provided, however, that if Seller is unable to terminate any Service Contracts without payment of a fee or penalty in excess of $10,000.00, then Seller will give written notice to Buyer of such inability and Buyer may, as its sole and exclusive remedy, choose, by giving written notice to Seller within two business days of Seller’s delivery of such notice, to either (i) pay the amount of the fee or penalty that exceeds $10,000.00, in which case Seller will terminate such Service Contracts, (ii) assume such Service Contracts and proceed to Closing, or (iii) terminate this Contract. In the event of such a termination, the Earnest Money, less the Non-refundable Earnest Money, will be returned to Buyer, the Non-refundable Earnest Money will be delivered to Seller, and, thereafter, neither party will have any further right or obligation hereunder except those rights and obligations which are expressly stated to survive termination of this Contract. Seller shall cooperate with Buyer, both before and after Closing, to obtain any approvals or consents required to assign any Service Contracts that Buyer elects to assume, including, without limitation, sending requests for such approvals or consents to the party or parties whose consent or approval is required. If Seller fails to timely send any such request for approval or consent, Buyer may do so in Seller’s name. Seller’s obligations under this Section 4.(f) shall survive Closing for a period of three (3) months.
5.    TITLE APPROVAL:
(a)        Within five days after the Effective Date, Seller will deliver to Buyer (i) a current Commitment for Title Insurance under which First American Title Insurance Company commits to issue to Buyer an owner’s title insurance policy in the form approved by the American Land Title Association dated as of the date of Closing in the amount of the Sales Price (the “Owner’s Title Policy”), together with copies of all recorded instruments affecting the Property and included as exceptions in the Commitment for Title Insurance or otherwise referenced therein (collectively, the “Commitment”); (ii) a current tax certificate regarding ad valorem property taxes; and (iii) a copy of Seller’s most recent existing survey of the Land. Buyer, at its sole option and expense, may obtain an updated survey (the “Updated Survey”) and, if it elects to do so, will provide Seller with a copy of the Updated Survey. The existing survey, together with any Updated Survey obtained by Buyer, are collectively called the “Survey”. If Buyer, in its sole and absolute discretion, objects to any items disclosed in the Commitment or Survey, Buyer will give Seller written notice of its objections by 4:oo pm EDT May 22, 2015. If Buyer gives timely written notice of any objections,

Seller may, but will not be obligated to (except as otherwise expressly provided in the last sentence of this Section 5(a)), give written notice to Buyer within five (5) business days of receipt of Buyer’s notice, stating either that (i) Seller will not remove or remedy any or all of such disapproved matters, or (ii) Seller will remove and remedy some or all of such disapproved matters. Seller shall have no obligation to cure any objections set forth in the written notice from Buyer (except as otherwise expressly provided in the last sentence of this Section 5(a)) unless Seller agrees in Seller’s discretion to cure any such objections in writing. Seller’s lack of response shall be deemed as Seller’s refusal to remove or otherwise cure the objections in Buyer’s notice prior to Closing (except as otherwise expressly provided in the last sentence of this Section 5(a)). If Seller elects not to (or is deemed to have refused to) remove or remedy any or all of such objections, then no later than five (5) days after receipt of Seller’s response (or deemed response, if no response is given), Buyer may elect to either (i) terminate this Contract, in which case the Earnest Money, less the Non-refundable Earnest Money, will be returned to Buyer, the Non-refundable Earnest Money will be delivered to Seller, and, thereafter, neither party will have any further right or obligation hereunder except those rights and obligations that are expressly stated to survive termination of this Contract, or (ii) waive the unsatisfied objections (which will then become Permitted Exceptions, as defined below) and proceed to Closing. Buyer’s delivery to Seller of the Waiver Notice shall constitute Buyer’s election of clause (ii) of the immediately preceding sentence. Any exception contained in the Commitment or matter shown on the Survey that is not objected to by Buyer in the manner and within the time period specified in this Section will be deemed accepted by Buyer. The term “Permitted Exceptions”, as used in this Contract, will mean those exceptions to title set forth in the Commitment or matters shown on the Survey that have been accepted or deemed accepted by Buyer. Notwithstanding anything to the contrary contained herein, Seller shall be obligated to cure the following objections: (i) financing liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Sales Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing liens, (ii) any exceptions or encumbrances to title which are created as a result of Seller’s actions after the date of the Commitment without Buyer’s consent, as provided in Section 5.(b) below, and (iii) any objections which Seller has agreed, in writing, to cure.
(b)        If, after the date of the Commitment and prior to the date of Closing, title to the Property becomes subject to any additional lien, encumbrance or other exception other than as a result of Buyer’s (0r Buyer’s Agent’s) acts or omissions or a Permitted Exception, Seller will have the obligation to remove that exception. If Seller is unable to remove the exception, Seller will notify Buyer and Buyer, within five business days after receipt of Seller’s notice, may, as its sole and exclusive remedy, elect either to (i) terminate this Contract by written notice to Seller, in which case the Earnest Money, less the Non-refundable Earnest Money, will be returned to Buyer, the Non-refundable Earnest Money will be delivered to Seller, and, thereafter, neither party will have any further right or obligation hereunder except those rights and obligations that expressly survive termination of this Contract, (ii) waive the exception (which will then be deemed a Permitted Exception) and proceed to Closing, or (iii) if such lien, encumbrance or other exception is caused by Seller’s act or failure to act in material violation of the terms of this Contract, exercise its rights and remedies under Section 9.(b). If Buyer makes no election, Buyer will be deemed to have elected to waive the exception. Closing shall be delayed as needed to provide Buyer with the full five business day election period provided herein, but for no longer period.
6.    SUBMISSION MATTERS: Within three business days after the Effective Date, Seller, to the extent that such items exist and are in Seller’s or Seller’s agents’ possession or control, at the sole expense of Seller, will deliver to Buyer (through an electronic drop-box to the extent feasible, and otherwise at the property manager’s office at the address of the Land) copies of the documents and instruments pertaining to the Property listed on the attached Exhibit “B” (the “Submission Matters”). Seller hereby acknowledges and agrees that the following are in the possession or control of Seller and will be provided as required in the previous sentence: monthly operating statements (year-to-date and three-year historical); year-end financial statements, audited if available (past three years); general ledger (year-to-date and three-year historical); and copies of all Leases. Additionally, within three business days after receipt of written request therefor from Buyer, Seller hereby agrees to provide to Buyer (by the same means as provided in the first sentence hereof) such additional specific documents and instruments pertaining to the Property as may be reasonably requested by Buyer, to the extent that such items exist and are in Seller’s or Seller’s agents’ possession or control. Other documents and instruments pertaining to the Property will be available for inspection and review by Buyer at the Property as provided in Section 4.(a) above.
7.    CLOSING:
(a)        The Closing will take place through the escrow services of the Title Company on or before 2:00 p.m., Central Time, on June 30, 2015 (the “Closing Date”). Buyer must give Seller at least five business days’ notice of the time and date selected for Closing, but, if no notice is given, Closing will occur on June 30, 2015. Buyer may extend the last Closing Date permitted under the first sentence of this Section (the “outside Closing Date”) for one 15-day period by delivering written notice of such extension to Seller and the Title Company and depositing (by wire transfer) an additional $300,000.00 (the “Extension Earnest Money”) with the Title Company on or before 5:00 p.m., Central time, on June 23, 2015. The Extension Earnest Money, if paid, will be non-refundable to Buyer except in the event of Seller’s default or as otherwise expressly provided in this Contract, but will apply to the Sales Price if Buyer closes its purchase of the Property.
(b)        Closing shall not occur unless and until the following conditions precedent and contingencies have been satisfied or waived in writing by the party for whose benefit the conditions have been included:
(1)    The Title Company shall have irrevocably committed to Buyer in writing to issue the Owner’s Title Policy in the form and with content provided in Section 5 above, insuring Buyer’s fee simple title to the Land and Improvements in an amount equal to the Sales Price subject only to the Permitted Exceptions.
(2)    There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect that party’s ability to perform its obligations under this Contract.
In the event any of the conditions set forth in this subsection (b) are not fulfilled or waived, the party benefited by such conditions may, by written notice to the other party, terminate this Contract, whereupon all rights and obligations hereunder of each party shall terminate except those that expressly survive any termination. In the event this Contract is terminated as a result of any condition set forth in this subsection (b) that benefits Buyer, Buyer, as its sole and exclusive remedy, shall be entitled to a refund of the Earnest Money, less the Non-refundable Earnest Money, which will be delivered to Seller.
(c)    On or before Closing, Seller will execute and acknowledge where necessary and deliver or cause to be delivered to Buyer, at Seller’s sole cost and expense except as otherwise provided in this Section, the following:
(1)    any consent to assignment required in connection with an assignment by Buyer of this Contract permitted under Section 17 or Section 18 (a “Contract Assignment”)
(2)    a limited warranty deed in the form of attached Exhibit “D” conveying good and indefeasible title in fee simple to the Land and Improvements to Buyer, free and clear of any and all liens, encumbrances, easements and assessments, except for the Permitted Exceptions and any other matters approved or deemed approved by Buyer;

(3)    a bill of sale in the form of attached Exhibit “E” conveying the Personal Property and any items described in Section 1.(d) to Buyer;
(4)    an assignment and assumption agreement in the form of attached Exhibit “F” assigning the Leases and any Service Contracts that Buyer has accepted, and any other items described in Section 1.(c) that are included as part of the Property (the “Assignment and Assumption Agreement”) under which, subject to the provisions of Sections 7.(f) and (g), Buyer assumes and indemnifies Seller for all obligations accruing under the assigned Leases, Service Contracts and such other items from and after the Closing Date and Seller indemnifies Buyer for any of such obligations accruing prior to the Closing Date, including any obligation with respect to the Deposits under the Leases;
(5)    evidence of its capacity and authority for the closing of the transaction contemplated herein;
(6)    possession of the Property, subject only to the Permitted Exceptions, and all inventories of supplies on hand at the Property owned by Seller, if any;
(7)    a non-foreign affidavit as permitted by Section 1445(b)(2), Internal Revenue Code of 1986, as amended;
(8)    affidavit(s) as to construction, debts, liens and parties in possession in the form customarily used by Title Company, certified to Title Company, identifying no construction, debts, liens or parties in possession (other than residential tenants disclosed to Buyer) that may affect the Property after the Closing Date;
(9)    a certified rent roll for the Property prepared in the same form as the rent roll delivered to Buyer as part of the Submission Matters, dated not earlier than one day prior to the Closing Date;
(10)    written notices (the “Tenant Notices”) to each tenant under each Lease in the form of attached Exhibit “G”, notifying them of the sale and directing them to pay rent to Buyer at the Buyer’s address specified in the Tenant Notices; and
(11)    all other documents necessary to close this transaction.
(d)        At the Closing, Buyer will pay the Sales Price (as adjusted for credits, prorations and costs as provided in this Contract) in Immediately Available Funds. Buyer will also execute, acknowledge where necessary and deliver, at Buyer’s sole cost and expense, the following:
(1)    Any Contract Assignment;
(2)    the Assignment and Assumption Agreement;
(3)    evidence of its capacity and authority for the closing of the transaction contemplated herein;
(4)    the Tenant Notices; and
(5)    all other documents necessary to close this transaction.

(e)        At Closing, Seller will pay (i) the costs of any endorsements to the Owner’s Title Policy to the extent that such endorsements are necessary to cure any objections that Seller has agreed to cure under Section 5 above, (ii) any documentary transfer taxes, (iii) one-half (½) of any escrow fee, (iv) Seller’s attorneys’ fees in connection with the sale and for preparation of the conveyance documentation, and (v) other expenses stipulated to be paid by Seller under other provisions of this Contract. Buyer will pay (i) the recording fee for the deed, (ii) the costs of the Commitment and tax certificates, (iii) one-half (½) of any escrow fee, (iv) the cost of the Owner’s Title Policy and the costs of any endorsements (other than those required to be paid by Seller) or upgrades to the Owner’s Title Policy required by Buyer, (v) the cost of any Updated Survey, (vi) Buyer’s attorneys’ fees associated with the purchase, (vii) all costs and recording fees associated with any purchase money financing obtained by Buyer, and (viii) other expenses stipulated to be paid by Buyer under other provisions of this Contract.
(f)    Income (including, without limitation, laundry income; rent, late fees and charges, parking fees, furniture rental, utility reimbursements, and all other payments received from tenants under or in connection with the Leases; and rents and other income paid under any Service Contracts Buyer elects to assume pursuant to Section 4.(f) above, assessments and current taxes), will be prorated as of 11:59 p.m. on the date immediately prior to the Closing Date (the “Proration Date”); however, no prorations will be made for delinquent rents existing as of the Proration Date. Rents collected after the Proration Date from tenants whose rental was delinquent at the Proration Date shall be deemed to apply first to the current rental due at the time of payment and second to rents which were delinquent as of the Proration Date. For a period of sixty (60) days after the Closing Date, Buyer shall use reasonable efforts to collect all rents which are delinquent as of the Proration Date with no obligation to commence litigation to collect such rents. Commencing as of sixty one (61) days after the Closing Date, Seller may use reasonable efforts, including litigation, to collect any rents delinquent as of the Proration Date which are still uncollected; provided, however, that Seller shall not evict any tenant of the Property or otherwise unreasonably interfere with Buyer’s operation of the Property. With respect to the Deposits, if any, made by tenants at the Property and held by Seller, Buyer shall receive credit therefor at Closing and shall assume all liabilities and obligations of Seller in connection with such Deposits.
(g)    Utilities, including water, sewer, gas, electricity and trash removal, to the extent paid for by Seller or required to be paid for by Seller for a period after Closing, will be prorated as of 11:59 p.m. on the Proration Date. Other expenses relating to the Property up to the Closing Date and all periods prior thereto including those required by any Service Contracts, those incurred or ordered by Seller or Seller’s agents, finder’s fees, leasing commissions, cost of maintenance, insurance premiums and administrative expenses, will, except for those addressed in Section 7.(f), be paid for by Seller and Buyer will not be liable therefor. Buyer will be responsible for all costs and expenses relating to the Property arising on and after the Closing Date and Buyer will expressly assume, pursuant to the Assignment and Assumption Agreement, liability under and responsibility for all Service Contracts which Buyer has accepted in accordance with this Contract, but under no circumstances shall Buyer have any liability for any finder’s fees, leasing commissions, cost of maintenance, insurance premiums and administrative expenses except those arising under such Service Contracts. Any utility accounts and deposits held by any utility company or other company servicing the Property will not be assigned to Buyer, but all such deposits will be returned to Seller and Buyer will be responsible for having the accounts transferred into Buyer’s name beginning on the Closing Date. All utility fees/reimbursements payable by tenants under the Leases shall prorated as provided in Section 7.(f) above.
(h)        Upon Seller’s written request made within one year after the Closing Date, to the extent then in existence and in Buyer’s possession or control, Buyer will give Seller access to copies of tenant leases, rent rolls and other accounting information relating only to the period of Seller’s ownership of the Property for the purpose of allowing Seller to conduct Seller’s requisite year-end audit. Seller’s written request must be received by Buyer at least ten days before the access is required, and access will either be electronic, on-site or off-site (but, if off-site, at a location within Greenville, South Carolina metropolitan area) at Buyer’s option.

(i)    If the amount of any items to be prorated under Section 7.(f) or Section 7.(g) is not known on the Proration Date, they shall be apportioned on the basis of the amounts for the immediately preceding period, with a reapportionment as soon as the new amounts can be ascertained. A subsequent cash adjustment of all prorations between Seller and Buyer will be made when actual figures are available, but in any event within 90 days after the Closing Date (except for ad valorem taxes, which are addressed in the following sentence). If ad valorem taxes for the year in which the sale is closed are not available on the Closing Date, taxes will be prorated based on the taxes assessed in the previous year, with a subsequent cash adjustment to be made between Seller and Buyer, if necessary, when actual tax figures are available. If any errors or omissions in computing prorations as of the Proration Date are discovered subsequent to the Closing Date, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date, and the party owing any sum to the other party will reimburse the party to whom payment is due within thirty (30) days after receipt of written demand therefor. The parties’ obligations under Subsections 7.(c).(2), (f), (g) and (h) of this Contract and this Section 7.(i) will survive Closing.
(j)        Not more than forty-eight (48) hours prior to the Closing Date (“Walk Through Date”), a representative of Buyer and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated either (a) on or before five (5) days prior to the Closing Date that Seller has not placed in a “rent ready” condition before the Walk Through Date or (b) on or after the Walk Through Date, Buyer shall receive a credit against the Sales Price at Closing in the amount of $750 per unit. As used herein, “‘rent ready’ condition” means the condition that Seller places unoccupied units in, pursuant to Seller’s practice and procedures as of the date of this Contract, prior to making units available for rental. Nothing contained in this Section 7.(j) shall be construed as limiting Buyer’s rights or increasing Seller’s obligations under the other provisions of this Contract.
8.    BROKER:    Seller agrees to pay at Closing, but only if, as and when the Closing actually occurs and the Sales Price is funded to Seller, a real estate commission to CBRE, Inc. (the “Broker”), in accordance with a separate written commission agreement between Seller and the Broker. Buyer will have no obligation with respect to this commission or any other fees to Broker relating to this Contract and Seller shall indemnify and hold Buyer harmless from and against any commissions or claims of Broker. Buyer and Seller each represents and warrants to the other that it has not engaged or utilized any other agents or brokers in connection with this transaction and agrees to indemnify and hold the other party harmless from and against any commissions or claims of any other agents, brokers or similar parties claiming by, through or under the indemnifying party.
9.    DEFAULT:
(a)        Except as otherwise provided in Subsections 9.(a)(1) and (2), below, if the transaction contemplated by this Contract is not consummated due to Buyer’s breach or failure to perform all of its obligations under this Contract, Seller may, if such breach or failure is not cured by the third business day after written notice thereof from Seller (except with respect to Buyer’s obligation to deliver the Sales Price on the Closing Date pursuant to Section 7.(d), for which no notice or cure period shall be required), as its sole and exclusive remedy, terminate this Contract and receive the Earnest Money as liquidated damages. The foregoing notwithstanding:
(1)    If, after termination of this Contract, Buyer fails to perform or comply with any of its obligations that expressly survive the termination of this Contract (collectively, “Buyer’s Post Termination Obligations”), then Seller will be entitled to (a) recover damages for Buyer’s failure to comply with Buyer’s Post Termination Obligations; (b) enforce specific performance of Buyer’s Post Termination Obligations; and (c) recover from Buyer any amounts to which Seller is entitled under Section 11 hereof. Seller’s recovery or retention of the Earnest M oney will not limit Seller’s right to exercise the remedies set out in subparts (a), (b) and (c) of the preceding sentence.
(2)    If Buyer files a lis pendens or an action for specific performance against Seller or records or causes to be recorded any document that creates a title encumbrance affecting or against the Property and fails to prevail in a final, non-appealable judgment, Seller will be entitled to pursue any remedies available at law or in equity with respect thereto, including, but not limited to, a suit for damages and recovery of reasonable attorney’s fees and costs.
SELLER AND BUYER ACKNOWLEDGE THAT SELLER’S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE EARNEST MONEY IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES RESULTING FROM A DEFAULT BY BUYER IN ITS OBLIGATION TO PURCHASE THE PROPERTY AND IS NOT A PENALTY. SELLER AND BUYER FURTHER AGREE THAT THIS SECTION 9(a) IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER’S EXCLUSIVE REMEDY (EXCEPT AS OTHERWISE PROVIDED IN SUBSECTIONS 9(a)(1) and 9(a)(2)) AGAINST BUYER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY BUYER OF ITS COVENANTS OR ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OTHER THAN WITH RESPECT TO BUYER’S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER TO THE EXTENT THE SAME EXPRESSLY SURVIVE TERMINATION OF THIS CONTRACT.
(b)        If the transaction contemplated by this Contract is not consummated due to Seller’s breach or failure to perform all of its obligations under this Contract, or Seller otherwise materially defaults on its obligations hereunder at or prior to Closing for any reason except failure by Buyer to perform hereunder or if prior to Closing any one or more of Seller’s representations or warranties are breached in any material respect (such that it, in Buyer’s good faith discretion, is unwilling to purchase the Property and/or Buyer’s investors or lenders are unwilling to invest in or finance the Property), and such default or breach is not cured by the fifth (5th) business day after receipt of written notice thereof from Buyer (except that no notice or cure period shall be required if Seller fails to consummate the sale of the Property hereunder on the Closing Date), Buyer may, as its sole and exclusive remedy, either (i) terminate this Contract and recover the Earnest Money, and Buyer’s Costs (as hereinafter defined) incurred as of the date of such termination in an amount not to exceed $150,000.00; provided, however, if Buyer elects to terminate this Contract due to a willful and intentional default by Seller, in addition to the recovery of the Earnest Money and Buyer’s Costs incurred as of the date of such termination in an amount not to exceed $150,000.00, Buyer shall be entitled to reimbursement of any actual non-refundable rate-lock, spread-lock or similar fees incurred by Buyer in connection with the financing of the Property; further provided, however, the termination of this Contract shall not be effective, and Buyer shall not be entitled to reimbursement of any costs or fees under this clause (i), unless and until Buyer provides Seller written notice of such willful and intentional default and Seller fails to cure such default within the five (5) business day period described above (except that no such notice and cure period shall be required if Seller fails to consummate the sale of the Property hereunder on the Closing Date); (ii) subject to and specifically contingent upon Buyer’s satisfaction of the conditions to such an action set forth in this Subsection 9.(b)., sue Seller for specific performance of Seller’s obligations to convey the Property pursuant to this Contract; or (iii) waive said failure or breach and proceed to Closing without any reduction in the Sales Price. Notwithstanding any provision in this Contract to the contrary, it is specifically agreed that Buyer will not have the right to enforce specific performance of Seller’s obligations under this Contract or to place a lis pendens on the Property or otherwise encumber the Property in any way unless (i) on the outside Closing Date, Buyer timely tenders performance under this Contract by delivering to the Title Company fully executed originals of all documents required to be executed by Buyer under the terms and provisions of this Contract, depositing with the Title Company cash or other Immediately Available

Funds in the amount of $6,680,000.00 plus a sum equal to all expenses that are required to be paid by Buyer under the terms and provisions of this Contract, and providing evidence that it has Immediately Available Funds sufficient to pay the balance of the Sales Price; (ii) despite such tender of performance by Buyer, Seller fails or refuses to close the transaction evidenced by this Contract; and (iii) Buyer institutes, within sixty (60) days after the outside Closing Date, an action in a court with jurisdiction in the venue specified under this Contract (the “Court”), seeking to enforce specific performance of Seller’s obligations under this Contract. If Buyer satisfies the foregoing requirements, then $6,680,000.00 out of the sum delivered to the Title Company shall be paid by the Title Company into the registry of the Court and be retained by the Court until all disputes between the parties related to this Contract have been resolved, either by final non-appealable judgment or by final binding settlement agreement. Each party agrees to execute and deliver such joint instructions, joint motions and other instruments as may be necessary to effectuate the transfer of the funds from the Title Company to the Court contemplated by this Subsection. BUYER HERBY WAIVES ALL RIGHTS WHICH BUYER HAS OR MAY HAVE TO ENFORCE SPECIFIC PERFORMANCE OF SELLER’S OBLIGATIONS UNDER THIS CONTRACT AND/OR TO PLACE A LIS PENDENS ON THE PROPERTY WITHOUT SATISFYING THE REQUIREMENTS AND CONDITIONS SET OUT IN THIS SUBSECTION.
(c)         If Buyer elects to pursue specific performance and such remedy is not available due to Seller’s prior sale or conveyance of the Property or other willful and intentional act or omission of Seller, Buyer will be entitled, as its sole and exclusive remedy, to recover the Earnest Money and liquidated damages from Seller in the amount of $1,000,000.00 plus Buyer’s Costs in an amount not to exceed $50,000.00, and any amounts payable under Section 11. For purposes of this Contract, “Buyer’s Costs” shall mean the actual expenses incurred by Buyer and paid (1) to Buyer’s attorneys (including in-house attorneys) in connection with the negotiation of this Contract or the proposed purchase of the Property; (2) to third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to Section 4.(a); and (3) to any potential lender or investor in connection with any proposed financing of or investment in the Property.
(d)        Notwithstanding the limitations in Subsection (b) above or any other provision of this Contract, if, after termination of this Contract, Seller fails to perform or comply with any of its obligations that expressly survive the termination of this Contract (collectively, “Seller’s Post Termination Obligations”), then Buyer will be entitled, as its sole and exclusive remedy to (a) recover any actual damages for Seller’s failure to comply with Seller’s Post Termination Obligations not to exceed an amount equal to one percent (1%) of the Sales Price; (b) enforce specific performance of Seller’s Post Termination Obligations; and (c) recover from Seller any amounts to which Buyer is entitled under Section 11 hereof.
(e)        Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements to the extent Buyer is entitled thereto under Section 11 hereof, (i) that may be suffered or incurred by Buyer as a result of any breach of this Contract by Seller or if any representation or warranty made by Seller in this Contract was untrue or incorrect in any material respect when made, (ii) arising from or based on any failure by Seller to perform all obligations of Seller in accordance with the Leases, Service Contracts, Approvals or Permitted Exceptions before the Closing Date, or (iii) arising from any personal injury or property damage to the property of a third party occurring in, on or about the Property before the Closing Date. The indemnification obligations of Seller set forth in this Contract shall survive the Closing or termination of this Contract for a period of twelve (12) months. Any claim made by Buyer in connection with said indemnities must be made within eighteen (18) months after the Closing or termination or shall automatically be null, void and of no force or effect whatsoever, and Buyer’s remedies for any such claim shall be limited to recovery of damages not to exceed an amount equal to one percent (1%) of the Sales Price; provided, however, that there shall be no such monetary limitation on Buyer’s damages in connection with any third party personal injury or property damage claims; and provided further however that Buyer shall not be entitled to indemnification from Seller with respect to a breach by Seller of a representation or warranty or of this Contract of which Buyer had actual knowledge prior to Closing, it being understood and agreed that Buyer’s remedies with respect to any such breach actually discovered by Buyer prior to Closing shall be as set forth in Section 9.(b) above.
(f)        Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements to the extent Seller is entitled thereto under Section 11 hereof, (i) that may be suffered or incurred by Seller as a result of any breach of this Contract by Buyer or if any representation or warranty made by Buyer in this Contract was untrue or incorrect in any material respect when made, (ii) arising from or based on any failure by Buyer to perform all obligations of Buyer in accordance with the Leases, Deposits, Service Contracts, Approvals or Permitted Exceptions on or after the Closing Date, or (iii) arising from any personal injury or property damage to the property of a third party occurring in, on or about the Property on or after the Closing Date. The indemnification obligations of Buyer set forth in this Contract shall survive the termination of this Contract or Closing for a period of twelve (12) months. Any claim made by Seller in connection with said indemnities shall be made within eighteen (18) months after the Closing or termination or shall automatically be null, void and of no force or effect whatsoever, and Seller’s remedies for any such claim shall be limited to recovery of damages not to exceed an amount equal to one percent (1%) of the Sales Price; provided, however, that there shall be no such monetary limitation on Seller’s damages in connection with any third party personal injury or property damage claims; and provided further however that Seller shall not be entitled to indemnification from Buyer with respect to a breach by Buyer of a representation or warranty or of this Contract of which Seller had actual knowledge prior to Closing, it being understood and agreed that Seller’s remedies with respect to any such breach actually discovered by Seller prior to Closing shall be as set forth in Section 9.(a) above.
10.    WAIVER OF JURY TRIAL. THE PARTIES HEREBY BOTH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL DISPUTES OF ANY KIND OR NATURE WHICH ARE BASED ON OR WHICH ARISE OUT OF OR IN CONNECTION WITH: (A) THIS CONTRACT; OR (B) ANY DOCUMENT, INSTRUMENT OR OTHER AGREEMENT THAT IS EXECUTED OR IS CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS CONTRACT; OR (C) ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTION OF EITHER PARTY WHICH RELATES TO, CONCERNS OR ARISES OUT OF OR IN CONNECTION WITH THIS CONTRACT OR ANY DOCUMENT, INSTRUMENT OR OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH OF THIS CONTRACT. THE FOREGOING WAIVER WILL APPLY TO ANY AND ALL LITIGATION OF ANY KIND OR NATURE, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, AND WHETHER RELATED TO ANY DIRECT CLAIM, COUNTERCLAIM, CROSS CLAIM OR THIRD PARTY CLAIM. EACH PARTY CERTIFIES TO THE OTHER PARTY THAT NO REPRESENTATIVE, AGENT OR COUNSEL OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR IMPLICITLY, TO SUCH PARTY THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER. NO REPRESENTATIVE, AGENT OR COUNSEL OF EITHER PARTY HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS WAIVER. EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE THAT BOTH PARTIES HAVE WAIVED THEIR RIGHTS TO TRIAL BY JURY. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS CONTRACT.
11.    ATTORNEYS’ FEES: Any signatory to this Contract who is the prevailing party in any legal proceeding against any other signatory brought under or with respect to this Contract or transaction will be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

12.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER: Seller hereby represents and warrants to Buyer, which representations and warranties will be deemed made by Seller to Buyer as of the Effective Date and also as of the Closing Date, that:
(a)        Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in the State in which the Land is located. Seller has the right, power and authority to enter into this Contract and to sell and convey the Property as provided in this Contract without the need for further approvals. Seller has the right, power and authority to carry out Seller’s obligations hereunder and all requisite action necessary to authorize Seller to enter into this Contract and carry out Seller’s obligations hereunder have been, or on the Closing Date will have been, taken. This Contract is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. There is no agreement to which Seller is a party or, to Seller’s current actual knowledge, that is binding on Seller which is in conflict with this Contract.
(b)        To Seller’s current, actual knowledge, Seller has received no written notice of any (i) pending or threatened improvement liens, special assessments or condemnations against the Property by any governmental authority, or (ii) alleged violation of any law, statute, rule, regulation, ordinance, covenant, condition or restriction, or breach of any Approvals or the Permitted Exceptions.
(c)        Seller has not been served with citation or summons in connection with or filed any action, suit, proceeding or claim presently pending in any court or before any federal, state, county or municipal department, commission, board, bureau or agency, or other governmental instrumentality or before any arbitration tribunal or panel affecting (i) the Property or any portion thereof, (ii) Seller’s title, use, operation or ownership of the Property, or (iii) Seller’s ability to perform its obligations under this Contract nor, to Seller’s current actual knowledge, is any such action, suit, proceeding or claim currently threatened. To Seller’s current actual knowledge, Seller has received no written notice from any insurance broker, agent or underwriter that any noninsurable condition exists in, on or about the Property or any part thereof. To Seller’s current, actual knowledge, the Property and the use and occupancy thereof are in compliance in all material respects with all applicable building, earthquake, zoning, land use, environmental, antipollution, health, fire, safety, access and accommodations for the physically handicapped, subdivision, energy and resource conservation and similar laws, statutes, rules, regulations and ordinances and all covenants, conditions and restrictions binding on the Property, except as otherwise set forth in the Submission Matters.
(d)        Seller agrees to advise Buyer promptly of (and provide Buyer with copies of all pleadings and/or non-privileged third party correspondence relating to) (i) any litigation, arbitration, administrative hearing, proceeding or claim in any court or before any federal, state, county or municipal department, commission, board, bureau or agency, or other governmental instrumentality or before any arbitration tribunal or panel of which Seller is given written notice concerning or affecting the Property that is instituted after the Effective Date, and (ii) all written notices given or received by Seller after the Effective Date asserting any breach or default under the Leases or the Service Contracts or any violation of the Approvals or Permitted Exceptions.
(e)        To Seller’s current actual knowledge, the Property is not in violation of any “Environmental Laws”, meaning all federal, state and local laws, ordinances, rules and regulations now in force in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Water Act and all applicable laws and regulations, as such laws have been supplemented or amended, except as otherwise provided in the Submission Matters. To Seller’s current, actual knowledge, Seller has received no written notice or report indicating the presence of hazardous substances affecting the Property other than any such notice or report disclosed to Buyer as part of the Submission Matters, including the asbestos screening report included in the Submission Matters. If Seller receives any written notice that any hazardous substances may have been released or that any violation of any Environmental Laws may have occurred at the Property, Seller shall promptly deliver a copy thereof to Buyer. Additionally, Seller agrees to promptly provide to Buyer all written communications received by Seller from any person or given by Seller to any person concerning any release or threatened release of any hazardous substances in, on or under the Property (or any nearby real property which could migrate to the Property) or any violation of any Environmental Laws at the Property.
(f)        During the term of this Contract, Seller will (i) operate and maintain the Property as an apartment complex in the same manner and with the same care as is Seller’s current practice (including, without limitation, maintenance of substantially the same advertising and marketing programs for the Property in effect as of the date hereof), (ii) comply with the Approvals, Permitted Exceptions, and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Property, and (iii) perform when due all of Seller’s obligations under the Leases, Service Contracts, Approvals and Permitted Exceptions in accordance with the terms thereof. Seller will not enter into any Leases or modify existing Leases except in the ordinary course of operating the Property consistent with Seller’s current leasing practices as of the date hereof, including, without limitation, current rental rates and concessions. Without Buyer’s prior written consent, Seller will not enter into any additional Service Contracts that would either be binding on Buyer or the Property after Closing or which do not include a provision allowing termination upon 30 days’ notice, without fee or penalty. Seller shall not initiate or consent to, approve or otherwise take any action to change the zoning or any other governmental rules or regulations presently applicable to all or any part of the Property.
(g)        To Seller’s current, actual knowledge, Seller has not received any written notice that (i) the Property, or any portion thereof, or (ii) Seller’s use, operation or ownership of the Property is in material violation of any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, any state or federal environmental law, rule or regulation, except as otherwise provided in the Submission Matters.
(h)        Seller agrees to advise Buyer promptly (and provide Buyer with copies of all written notices and/or non-privileged third party correspondence relating thereto) if Seller receives written notice regarding any matter described in Subsection (g) above after the Effective Date.
(i)        To Seller’s current actual knowledge, Exhibit “C” attached hereto is a materially accurate and complete list of all tangible personal property owned by Seller and located at the Land relating to the ownership, management, operation, maintenance or repair of the Property and Seller has (and can convey at Closing) good title to the Personal Property free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, other than liens, encumbrances and security interests that will be terminated at or prior to Closing.
(j)        To Seller’s current actual knowledge, Exhibit B-1 attached hereto is an accurate and complete list of all presently effective Service Contracts relating to the Property.
(k)        To Seller’s current, actual knowledge, all of the Leases are described in the rent roll attached hereto as Exhibit “H”, and there are no persons leasing, using or occupying the Property or any part thereof except the tenants under the Leases (and as provided by the Service Contracts and Permitted Exceptions). All information provided to Buyer concerning the Leases, including without limitation set forth on the rent roll attached hereto or, as of the Closing Date, the rent roll to be provided under Section 7.(c)(9), is, to Seller’s current actual knowledge, accurate and complete in all material respects. Except as set forth on such rent roll, to the current, actual knowledge of Seller, the Leases are in full force and effect, have not been amended or modified; the full current rent is accruing thereunder; no monthly rent has been paid more than one (1) month in advance (except as otherwise expressly permitted or required pursuant to the terms of the Leases or as set forth in such rent roll) and no Deposit or prepaid rent has been paid except as set forth on such rent roll. To Seller’s current actual knowledge, no event has occurred or condition exists which, with or without notice or the passage of time, or both, would constitute a breach or a default by the landlord or by any tenant under the Leases except as set forth in such rent roll. To Seller’s current actual knowledge, Seller has received no written notice from any tenant under the Leases claiming any breach or default by Seller under any of the Leases. To the current actual knowledge of Seller, except as set forth on such rent roll, no concession, moving or relocation allowance or credit, or other payment or credit of any kind is presently owed, or will or could become due and payable, to any tenant under the Leases. Seller has (and can convey at Closing) good title to the Leases, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, other than the Permitted Exceptions and liens, encumbrances and security interests that will be terminated at or prior to Closing.
(l)        Seller is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seller filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor has any such proceeding been instituted by or against Seller.
(m)    All of Seller’s loans with lenders with liens affecting the Property are currently in good standing and not in default, and Seller shall cause all such lenders to reconvey or release (as applicable) such liens at Closing.
(n)        Neither Seller nor, to Seller’s current actual knowledge, any previous owner of the Property has sold, transferred, conveyed, or entered into any agreement regarding water or water rights relating to the Property, except for usual and customary water utility service agreements and as otherwise expressly set forth in the Commitment.
(o)        To Seller’s current actual knowledge, all of the Submission Matters provided to Buyer are, in all material respects, true and complete copies of such documents. Seller has used commercially reasonable efforts to disclose to Buyer, in writing (which disclosure may be by delivery of the Submission Matters), all material information, knowledge and findings relating to the Property and its operations in Seller’s possession or control.
(p)        Seller shall (i) promptly provide to Buyer copies of any Service Contracts entered into after the date hereof and any documents or materials received by Seller from and after the date hereof that would have been included in Submission Matters if received prior to such date and (ii) within two (2) business days after Seller’s receipt of request therefor, provide to Buyer an updated rent roll with all information concerning the Leases updated through the date that is one (1) business day before the date that the updated rent roll is delivered to Buyer.
(q)        Between the Effective Date and the Closing Date, Seller shall not sell, convey, assign, transfer, encumber or otherwise dispose of the Property or any material part thereof or interest therein (the foregoing will not be deemed to prevent Seller from entering into Leases and other agreements in accordance with and subject to the terms of this Contract or using office supplies, cleaning supplies and other similar items in the ordinary course of business, and or from disposing of items of equipment and other Personal Property that are replaced by Seller in the ordinary course of business).
Anything herein to the contrary notwithstanding, all of Seller’s representations and warranties set out above or elsewhere in this Contract are given by Seller and accepted by Buyer subject to all matters disclosed in this Contract, by the Submission Matters, by Buyer’s Due Diligence Materials and/or the Permitted Exceptions. Seller’s representations and warranties will survive the Closing for twelve months and any claim by Buyer related to any alleged misrepresentation or breach of a covenant must be asserted and the lawsuit filed within eighteen months after the Closing Date, all as provided in Section 9.(d) above.
As used herein, “current” means at the time a representation was made and “actual knowledge” means the conscious knowledge of Seller’s representative, Jeff Tabor (“Seller’s Representative”), without the duty of investigation or inquiry. If, after Effective Date, Seller receives written notice or Seller’s Representative obtains actual knowledge that any of the representations set forth above are or have become materially inaccurate, then Seller will give written notice to Buyer describing the inaccuracy in reasonable detail and Buyer, as its sole and exclusive remedy (unless such change is due to a breach by Seller of this Contract, in which event Buyer shall have its rights and remedies under Section 9.(b)), may elect to terminate this Contract within five business days of receipt of such notice, in which event the Earnest Money (other than the Non-refundable Earnest Money) will be promptly returned to Buyer and, thereafter, neither party will have any further right or obligation hereunder except those rights and obligations which expressly survive termination of this Contract, or Buyer may waive the inaccuracy, accept such modified representation as Seller is then able to give consistent with Seller’s notice and proceed to Closing. The foregoing will control and conflicting or inconsistent provision of this Contract and, if necessary, Closing will be extended in order to allow Buyer the full five business day period to make its election. If Buyer fails to terminate this Contract within this five business day period, then Buyer will be deemed conclusively to have waived such inaccuracy and elected to proceed to Closing. Notwithstanding the foregoing, if any inaccuracy in a representation arises due to a default under a loan secured by a lien against the Property, Seller may elect to cure such default at or prior to Closing, in which case the inaccuracy will be deemed to have been cured and no remedy described above will be available to Buyer unless Seller fails to so cure on or prior to Closing.
13.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER: Buyer hereby represents and warrants to Seller, which representations and warranties will be deemed made by Buyer to Seller as of the Effective Date and also as of the Closing Date, that:
(a)        Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has the organizational power and authority to enter into this Contract, to purchase the Property as provided in this Contract and to carry out Buyer’s obligations hereunder, and all requisite action necessary to authorize Buyer to enter into this Contract and carry out Buyer’s obligations hereunder has been, or on the Closing Date will have been, taken. This Contract is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. There is no agreement to which Buyer is a party or, to Buyer’s knowledge, that is binding on Buyer, which is in conflict with this Contract
(b)        Intentionally omitted.
(c)        BUYER WILL CONDUCT ITS OWN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTY AND IS RELYING SOLELY ON SUCH INDEPENDENT INVESTIGATION AND INSPECTION AND NOT ON ANY INFORMATION PROVIDED BY SELLER OR SELLER’S AGENTS (EXCEPT THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF SELLER EXPRESSLY PROVIDED IN THIS CONTRACT OR IN THE CONVEYANCE DOCUMENTS EXECUTED BY SELLER (THE “EXPRESS REPRESENTATIONS”) IN DETERMINING WHETHER TO PURCHASE THE PROPERTY.
BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, OTHER THAN THE EXPRESS REPRESENTATIONS, INCLUDING, BUT NOT LIMITED TO: (A) THE NATURE, QUALITY, OR CONDITION OF THE PROPERTY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL

ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON; (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING, BUT NOT LIMITED TO, ANY STATE OR FEDERAL ENVIRONMENTAL LAW, RULE OR REGULATION; (E) THE HABITABILITY, MERCHANTABILITY, OR FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE; OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. BUYER HEREBY WAIVES ANY SUCH REPRESENTATION, WARRANTY, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OTHER THAN THE EXPRESS REPRESENTATIONS.
BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED BY SELLER UNDER THIS AGREEMENT, OTHER THAN THE RENT ROLL, HAS NOT BEEN INDEPENDENTLY INVESTIGATED OR VERIFIED BY SELLER AND SELLER HAS MADE AND IS MAKING NO REPRESENTATION OR WARRANTY WHATSOEVER AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION (OTHER THAN THE RENT ROLL) AND FURTHER, SELLER IS NOT AND WILL NOT BE LIABLE FOR OR BOUND BYT ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, REPORTS OTHER INFORMATION PERTAINING TO THE PROPERTY OR ITS OPERATION FUNISHED BY ANY BROKER, AGENT, OR OTHER PERSON, EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT.
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, OTHER THAN THE EXPRESS REPRESENTATIONS, SELLER IS CONVEYING THE PROPERTY TO BUYER “AS IS,” WHERE IS,” AND “WITH ALL FAULTS” AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS, OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. BUYER ACKNOWLEDGES THAT THIS SUBSECTION (c) CONSTITUTES A MATERIAL PORTION OF THE CONSIDERATION FOR THIS TRANSACTION AND THAT SELLER WOULD NOT AGREE TO SELL THE PROPERTY TO BUYER ON ANY OTHER BASIS.
The foregoing representations and warranties will survive the Closing for twelve months and any claim by Seller related to any alleged misrepresentation or breach of a covenant must be asserted and the lawsuit filed within eighteen months after the Closing Date; provided however, that in the event that a lawsuit has been filed by Buyer against Seller, each such period shall be extended by six (6) months solely for purposes of any counterclaim by Seller with respect thereto.
14.    CONDEMNATION: If, prior to the Closing Date, condemnation proceedings are commenced against any material portion of the Property, then, at Buyer’s option exercisable by delivery of written notice to Seller within twenty days after Seller notifies Buyer of the condemnation proceedings, this Contract will terminate and the Earnest Money will be delivered to Buyer. If necessary, the Closing Date shall be postponed until Seller has given the notice to Buyer required by this Section and the period of 20 days described in this Section has expired. If Buyer chooses not to terminate this Contract, or if Buyer does not exercise its right to terminate this Contract within this twenty-day period, the Closing will occur subject to the condemnation proceedings, Buyer will have the right to appear in the condemnation proceedings and, at Closing, Seller will assign to Buyer the entire condemnation award (or, if not theretofore received, the right to receive such award) and the Sales Price will not be reduced. As used in this Section, the term “material” means (x) in excess of 5% of the total area of the Land, in excess of 10% of the value of the Land, or in excess of 1% of the value of the Property, (y) an area of the Land that is required to provide utilities or access to the Improvements or (z) an area of Land the absence of which would have a material adverse effect on the use or value of, access to, or parking at, the Property.
15.    DAMAGE TO PROPERTY: Seller agrees to give Buyer prompt notice of any fire or other casualty affecting the Land, the Improvements or the Personal Property between the Effective Date and the Closing. If, prior to the Closing, the Property is damaged by fire or other casualty which will cost more than $668,000.00 to repair based on Seller’s claims to the insurer (the “Threshold”), Buyer may, at its option, elect to terminate this Contract by giving written notice to Seller within twenty days after the date of Seller’s notice to Buyer of the casualty, in which case the Earnest Money (other than the Non-refundable Earnest Money) will be delivered to Buyer and neither party will have any further rights or obligations hereunder, other than those which expressly survive termination. If necessary, the Closing Date shall be postponed until Seller has given the notice to Buyer required by this Section and the period of twenty days described in this Section has expired. If the Threshold is not met, or if Buyer does not timely make an election to terminate this Contract, then the Closing will take place as provided herein without reduction of the Sales Price, and at the Closing Buyer will receive (i) a credit against the cash balance of the Sales Price payable at Closing to the extent of payments received by or on behalf of Seller prior to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property, (ii) an assignment of Seller's rights to any payments which may be payable subsequent to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property (or, if Seller’s insurer will not consent in writing to the assignment of such policy and/or payments, a credit for such amounts), (iii) an assignment of Seller's rights to payments with respect to rents due subsequent to the Closing Date under any rental insurance policy or policies with respect to the Property (or, if Seller’s insurer will not consent in writing to the assignment of such policy and/or payments, a credit for such amounts), and (iv) a credit against the cash balance of the Sales Price payable at the Closing in an amount equal to the aggregate amount of the deductibles with respect to all such insurance policies. Seller hereby covenants to (1) keep in force through the Closing Date the same insurance with respect to the Property as in effect as of the Effective Date (copies of which have been provided to Buyer with the Submission Matters) and (2) cooperate to adjust, compromise and settle with the insurance company(s) with respect to the insurance policies.
16.    MISCELLANEOUS:
(a)        Any notice required or permitted to be given hereunder will be deemed received when (i) personally delivered, (ii) three days after being sent by United States mail, postage prepaid, certified mail, return receipt requested, and properly addressed, (iii) one day after being deposited with a nationally recognized overnight courier service, charges prepaid, and properly addressed, or (iv) received by email (with receipt confirmed by a return email and also delivered by one of the other means herein provided), at the email address set forth on the signature page of this Contract. For purposes of this Subsection, the addresses of each party will be as set forth below the signature of such party on this Contract, with a copy to the other addressees set forth below the signature of such party.
(b)        This Contract will be construed under and in accordance with the laws of the State of South Carolina, and all obligations of the parties created hereunder are performable in Greenville County, South Carolina. Both parties irrevocably agree that any legal proceedings in respect of this Contract or the Property will be brought in the state or federal courts setting in Greenville County, South Carolina.
(c)        This Contract will be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors, and permitted assigns.
(d)        If any one or more of the provisions contained in this Contract are for any reason held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision hereof, and this Contract will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
(e)        This Contract constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter hereof and cannot be changed except by their written consent.
(f)        Time is of the essence with this Contract.

(g)        Words of any gender used in this Contract will be held and construed to include any other gender, and words in the singular number will be held to include the plural, and vice versa, unless the context requires otherwise.
(h)        To facilitate execution, this Contract may be executed in any number of counterparts, and it will not be necessary that the signatures of all parties be contained on any one counterpart. Additionally, for purposes of facilitating the execution of this Contract: (a) the signature pages taken from separate, individually executed counterparts of this Contract may be combined to form multiple fully executed counterparts; and (b) a facsimile or electronic signature will be deemed to be an original signature for all purposes. All executed counterparts of this Contract will be deemed to be originals, but all such counterparts, when taken together, will constitute one and the same instrument.
(i)        The parties hereto acknowledge that the parties and their respective counsel have each reviewed and revised this Contract, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Contract or any amendments or exhibits hereto.
(j)        Whenever any determination is to be made or action to be taken on a date specified in this Contract, if the date falls upon a Saturday, Sunday or holiday observed by national banking associations in the State of South Carolina, the date for such determination or action will be extended to the first succeeding business day.
17.    TAX DEFERRED EXCHANGE. Each party acknowledges that the other party may buy or sell the Property as part of a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code. Each party agrees that this Contract and each party's rights and obligations under this Contract may be assigned to a third party (the “Intermediary”) for the purpose of completing a tax-deferred exchange. Each party agrees to accept performance from the Intermediary and cooperate with the other party and the Intermediary as necessary to effect the tax-deferred exchange, provided that in connection with the tax-deferred exchange (i) there is no additional cost to the cooperating party, (ii) the cooperating party does not have to incur any liability, (iii) the cooperating party does not have to take title to any other property, and (iv) the Closing is not extended or shortened. The party engaging in a tax-deferred exchange shall indemnify and hold the other party harmless and defend the other party from any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs) of any kind and nature in connection with such party’s exchange. Nothing herein shall release either party of any of the obligations or liabilities under this Contract. The terms of this Section shall survive Closing or any earlier termination of this Contract.
18.    ASSIGNMENT: Except for an assignment to accommodate a tax deferred exchange or an assignment to an entity in which Buyer or its affiliates or principals are investors, Buyer may not assign this Contract without Seller’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned. Upon any permitted assignment, Buyer and the assignee will execute and deliver to Seller an assignment and assumption of this Contract, all references herein to Buyer will be deemed to be references to such assignee; however, Steadfast Asset Holdings, Inc., as the assignor, will remain jointly and severally liable with the assignee for performance under this Contract after any assignment. Buyer will notify Seller of any intended assignment at least five days prior to Closing. Except for an assignment to accommodate a tax deferred exchange, Seller may not assign this Contract.
19.    CONFIDENTIALITY: Seller and Buyer agree that, prior to Closing, they and their agents and representatives will hold the terms of this Contract, including the Sales Price, in confidence and will not disclose its content to others, except Seller’s or Buyer’s lawyers, lenders, accountants or investors and other parties requiring information about this Contract, including the Title Company, or as required by law. Notwithstanding the foregoing, Seller hereby acknowledges and agrees that Buyer or Buyer’s representatives may communicate with any governmental authority or quasi-governmental authority for the purpose of gathering information in connection with the Property, or the transaction contemplated by this Contract. The provisions of this Section will survive any termination of this Contract for one year.
20.    OFAC. Each of Buyer and Seller represents and warrants to the other that it is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 25, 2001), and to its knowledge, does not engage in any dealings or transactions, and is not otherwise affiliated, with any of those persons or entities. The representation and warranty contained in this Section will survive Closing.
21.    Exhibits. The following exhibits are attached hereto and incorporated herein by reference:
Exhibit A            The Land
Exhibit B:            Submission Matters
Exhibit B-1:            Service Contracts
Exhibit C:            Personal Property
Exhibit D:            Form of Deed
Exhibit E:            Form of Bill of Sale
Exhibit F:            Form of Assignment and Assumption Agreement
Exhibit G:            Form of Tenant Notice
Exhibit H:            Rent Roll

EXECUTED in multiple counterparts effective as of the date the last of Buyer and Seller signs, as indicated below.

SELLER:

BUTLER FEE LLC,
a Delaware limited liability company

By:	Butler Fee Inc.,
a Delaware corporation,
its sole member

	By:	/s/ Jill A. Russo
	Name:	Jill A. Russo
	Title:	Vice President

Address:

c/o Titan Real Estate Investment Group, LLC
201 East McBee Avenue, Suite 202
Greenville, SC 29601
Attn: Jeff Tabor
Telephone No. (864) 326-3900
Email: jeff.tabor@treig.com

With a copy to:

Wafra Investment Advisory Group, Inc.
345 Park Avenue
41st Floor
New York, NY 10154
Attn: Yvonne M. Compitello
Telephone No. (212) 759-3700
Email: y.compitello@wafra.com

With copy to:

Sutherland Asbill & Brennan, LLP
999 Peachtree Street, NE
Atlanta, GA 30309
Attn: Alfred G. Adams, Jr.; Ellen Smith
Telephone No.: (404) 853-8014
Email:al.adams@sutherland.com;
ellen.smith@sutherland.com

BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Vice President
Date:

DATE: May 12, 2015

Address:

18100 Von Karman Avenue, Suite 500
Irvine, CA 92612
Attention: Ana Marie del Rio
Telephone No.: (949) 852.0700
Email: AnaMarie.delRio@SteadfastCo.com

With a copy to:

Christina M. Graham
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, NE
Atlanta, Georgia 30326
Direct: 404.504-7652
Fax: 404.365.9532
E-mail: cgraham@mmmlaw.com

TITLE COMPANY:

Receipt of $750,000.00 Earnest Money is acknowledged.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Kevin W. Wood
Name:	Kevin W. Wood
Title:	VP/Counsel
Date:	5/15/2015

Address:

Kevin W. Wood
Vice President / Counsel
Six Concourse Parkway, Suite 2000
Atlanta, GA 30328
Direct: (770) 390-6533
Fax:      (866) 735-3071
Email: kwwood@firstam.com

EXHIBIT A
THE LAND

Commencing at a mag nail in the centerline intersection of Gateway Boulevard and Butler Road, point being the point of commencement or POC thence South 06 Degrees 10 Minutes 18 Seconds East a distance of 239.20 feet to the POB or point of Beginning; thence South 84 Degrees 13 Minutes 03 Seconds East a distance of 250.00 feet to an iron stake set; thence North 05 Degrees 50 Minutes 14 Seconds East a distance of 211.51 feet to a found iron pipe; thence South 85 Degrees 44 Minutes 36 Seconds East a distance of 167.25 feet to a found iron pipe; thence South 85 Degrees 51 Minutes 33 Seconds East a distance of 114.34 feet to a found iron pipe; thence South 89 Degrees 47 Minutes 58 Seconds East a distance of 93.42 feet to a found iron pipe; thence North 86 Degrees 14 Minutes 48 Seconds East a distance of 114.31 feet to a found iron pipe; thence South 86 Degrees 09 Minutes 41 Seconds East a distance of 130.62 feet to a found iron pipe; thence South 80 Degrees 16 Minutes 55 Seconds East a distance of 149.50 feet to a found iron pipe; thence South 55 Degrees 28 Minutes 47 Seconds East a distance of 21.04 feet to a found iron pipe; thence South 70 Degrees 22 Minutes 34 Seconds East a distance of 77.07 feet to a found iron pipe; thence North 39 Degrees 29 Minutes 05 Seconds East a distance of 59.84 feet to a found iron pipe; thence South 85 Degrees 13 Minutes 48 Seconds East a distance of 216.98 feet to a found iron pipe; thence South 11 Degrees 44 Minutes 51 Seconds East a distance of 380.00 feet to a found right-of-way marker; thence South 03 Degrees 30 Minutes 30 Seconds East a distance of 96.59 feet to a found iron rod; thence South 02 Degrees 20 Minutes 02 Seconds East a distance of 49.43 feet to a found iron rod; thence North 73 Degrees 37 Minutes 52 Seconds West a distance of 26.27 feet to a found iron pipe; thence South 00 Degrees 48 Minutes 16 Seconds West a distance of 299.94 feet to a found iron pipe; thence South 74 Degrees 01 Minutes 33 Seconds West a distance of 3.98 feet to a found iron pipe; thence South 00 Degrees 06 Minutes 40 Seconds West a distance of 299.68 feet to a found iron pipe; thence South 01 Degrees 06 Minutes 11 Seconds West a distance of 468.38 feet to a found iron pipe; thence North 85 Degrees 41 Minutes 20 Seconds West a distance of 678.29 feet to a found iron pipe; thence North 75 Degrees 24 Minutes 50 Seconds West a distance of 864.65 feet to a nail set; thence North 04 Degrees 11 Minutes 00 Seconds East a distance of 923.23 feet to a found iron pipe; thence North 04 Degrees 11 Minutes 00 Seconds East a distance of 143.10 feet to an iron stake set; thence North 05 Degrees 55 Minutes 13 Seconds East a distance of 119.79 feet to the Point of Beginning Containing 2183828.7251 square feet or 50.1338 acres more or less.

Exhibit A – Page 1

EXHIBIT B
SUBMISSION MATTERS

CONSTRUCTION / REHABILITATION
Plans & Specifications: Site plan and most current civil, landscape, architectural, structural mechanical, electrical and fire protection plans, including elevations
Construction contracts, if any, including for all work completed in past 3 years
Current capital improvements with schedule (past 3 years) and Capital expenditure budget for next 3 years
Detailed unit-by-unit list of upgraded vs. non-upgraded units (if applicable)
Warranties in effect, if any (construction, roof, mechanical equipment, etc.)
Copies of all licenses, permits, and governmental approvals, including business license (with expiration date & annual costs), fictitious business name statements and building permits (showing placed in service/completion dates)

Certificate(s) of Occupancy for all buildings
List and description of tenant or common area work in progress, if any
Copies of all governmental correspondence or notices pertaining to the property, including but not limited to building code, health code, zoning and fire code,
Maintenance records/work orders, including water intrusion log, for past 12 months
Operation & Maintenance (O&M) Manuals, if any, for maintenance of equipment or hazardous materials
FINANCIAL
Monthly operating statements, YTD & 3-year historical (cash flow and income statements, balance sheets)
Year-end financial statements: Trailing-12 and audited statements, past 3 years
Operating budget, current year and/or next available

Exhibit B – Page 1

Tax bills: Real Property and Personal Property bills and Assessment notices, current and past 3 years, with proof of payment (including special assessments or districts and all documentation concerning appeals)

Utility bills for any master-metered utility expenses and any resident unit utilities paid by the Property, monthly YTD and past calendar year (access to utility billing site is preferred, if applicable)

List of utilities paid by Owner/Residents and list of account numbers
List of meters and required deposits (if any / typically for gas, electric, water, phone)
Security deposit/resident ledgers, current
Name and version of accounting software
Tax returns, past 3 years - For company purchases only
Loan documents (full closing binder and all amendments, modifications, extensions) and all material correspondence and/or notices given to or received from lender/servicer - For loan assumptions only
REIT Property Services Questionnaire (form for completion to be provided)
General Ledger, prior year, most recent quarter-end and YTD (in Excel format)
Trial Balance, prior year, most recent quarter-end and YTD (in Excel format)
Bank Statements and Reconciliations, prior year, most recent quarter-end and YTD (monthly)
Cash Disbursement Journal, prior year, most recent quarter-end and YTD
Check Register, prior year, most recent quarter-end and YTD
Accounts Payable Aging Detail, prior year, most recent quarter-end and YTD
Aged Delinquency Report (showing total rent outstanding) with status of any files placed for eviction or collection
Rent and expense selections, prior year, most recent quarter-end and YTD (25 respective selections to be made by Buyer’s independent REIT 3-14 auditors based upon items received for #13-17 above)

Exhibit B – Page 2

Payroll selections, prior year, most recent quarter-end and YTD (2-months of selections with detailed support to be made by Buyer’s independent REIT 3-14 auditors; detailed support to be requested may include inputs, timecards, reimbursement calculations, agreements or contracts as necessary, to support and recalculate the payroll amounts shown in the financial statements)

MANAGEMENT/LEASING/OPERATIONS
Monthly rent rolls, prior year and YTD, in Excel (with all lease charges broken out, to include unit square footage, monthly rent, deposits, financial concessions, other concessions, lease term, extension options, defaults (financial or otherwise), and such other information as Buyer may require)

Market rent survey (comparison of subject w/other properties)
Occupancy history, monthly for past 3 years and current YTD
Current leases for all tenants with all available tenant correspondence files, including amendments/letters/agreements/default notices given or received, with all historical litigation pleadings, if any (access to electronic lease files is preferred, if applicable)

Current or former lease selections, as the case may be, with copies of back-up for rents received (for both resident and any housing authority portion paid, as applicable), prior year and YTD (25 selections to be made by Buyer’s independent REIT 3-14 auditors)

Current form of lease with all addenda
List of leases under negotiation or currently out for signature
Current tenant contact sheet (name, address, phone number)
Current staff list (names, titles, hire dates, salary, unit info, hours per week, list of benefits, commissions offered, if any)
Job descriptions for staff positions
Worker’s Comp insurance loss run history, including Experience Modification Rate (YTD & past 3 yrs)
OSHA 300 Log (most recent 3 years)
Inventory of personal property on site, including items such as furniture, supplies, appliances
Property brochure
Amenity Report (listing amenities per unit type, with any adjustment in rent)
List of all active vendors utilized at the property (name, function, contact information)

Exhibit B – Page 3

Copies of all operating and management service contracts, including but not limited to:
a. Advertising (including any apt. locator services & pay-per-lease agreements)
b. Alarm monitoring (including any firm alarm & security cameras)
c. Cable/TV (including any revenue sharing programs); if none, please indicate so in writing
d. Elevator
e. Equipment leases (such as copier, postage machines, key control systems)
f. Fire extinguisher (including any fire sprinkler systems)
g. Furniture rental
h. HVAC
i. Internet (including any leased equipment such as modems and firewalls
j. Janitorial services (including any uniform cleaning services)
k. Landscaping (including any pond/lake maintenance and snow removal)
l. Laundry
m. Pest control (including any termite contracts)
n. Phone (landlines, cell phones, pagers, answering service)
o. Pool (maintenance, emergency phone, etc.)
p. Property management agreement; indicate whether entity is related party for disclosure purposes
q. Security (including any on-site courtesy officer arrangements)
r. Trash (including recycling programs); Also a copy of the most recent invoice
s. Revenue Sharing (such as vending machines, pay phones)
t. Collection Recovery
u. Credit/application verification
v. Training programs (including any safety training materials and/or Safety Plan)

Exhibit B – Page 4

w. Software (including any property management software such as OneSite, Yardi, etc.)
x. Common Area Services (such as office cleaning, dog waste removal, etc.)
y. Utility Billing by Third Party
z. Gate/Access Systems (including software for programming access cards/remotes)
aa. Towing/Parking Services
bb. Website Domain (including any website hosting)
cc. Boiler Maintenance and Water Treatment
PHYSICAL ITEMS
Property information, including number of pools, spas, dumpsters (with size), buildings, storage units, laundry rooms
Marketing photos, including aerial photos if available
Parking: indicate carport, garages, or open spaces and how many of each
Unit floor plans with sq. footage
List of model units, if any (apt. #, bedrooms, rent loss)
List of fire safety equipment, such as smoke sensors, suppression devices, etc. (including system type, rating, map of locations, etc.)
Current insurance certificates AND Declaration Pages: Evidence of Commercial Property Insurance and Certificate of Insurance and copies of all current Certificates of Liability Insurance for any commercial tenants (including laundry and cell towers)

Insurance loss run history, past 3 years and YTD (property & general liability)
Copies of insurance policies, past 3 years
All existing third party reports, including, but not limited to:
a. Certified, as-built ALTA Survey
b. Appraisal (if dated w/n 24 months)
c. Asbestos
d. Lead-Based Paint Report
e. Engineering study or inspection (structural or otherwise)

Exhibit B – Page 5

f. Mold
g. Phase I Environmental
h. Physical Needs Assessment
i. Operations & Maintenance (O&M) Plans, if any
j. Radon
k. Soils/Geotechnical
l. Termite
m. Fire/Life Safety Inspection Report (current)
TITLE AND AGREEMENTS
Existing Owner’s Title Insurance Policy and current commitment for title insurance (with all exception documents)
Zoning: any reports, compliance letters, maps, ordinances, amendments, CC&R’s, special use permits, etc.
Pending litigation summary and copies of all pleadings, if applicable
Governmental Agreements: Any city or county development agreements, bonds, tax increment financing agreements, municipal utility agreements, etc.
Condo / Association documents, if applicable (articles of incorporation, bylaws, CC&R’s, Declaration of Horizontal Regime, budgets, material notices, rules and regulations, etc.)
Development Agreements: Any development agreements or restrictions with any private party
Access Agreements: Any agreements for shared roadways, driveways or other access
Amenities Agreements: Any reciprocal easement agreements or shared used agreements for any amenities
Other Agreements: Any agreements that will be binding on the property after closing or that provide any material benefit to or obligation on the property

Exhibit B – Page 6

EXHIBIT B-1
SERVICE CONTRACTS

ADT	Security
Apartment Guide	Advertising
Appliance Warehouse of America	Washer and Dryer Equipment
CallMax	Calling Service
Charter Business	Phone
Charter Business	Internet
5 G	Printer
Macke Laundry Service	Laundry
Co - Op Gas	Helium Tank
Cramer Pest Control	Perst Control
Envirocare	Landscaping
Handy Trac	Key Control System
King III	Emergency Communications

Exhibit B-1 – Page 1

EXHIBIT C
PERSONAL PROPERTY

[See Attached]

[INTENTIONALLY OMITTED]

Exhibit C – Page 1

EXHIBIT D
Form of Limited Warranty Deed
THIS INSTRUMENT PREPARED BY
AND WHEN RECORDED SEND TO:

____________
_________
_________
_________

STATE OF SOUTH CAROLINA	)

)	TITLE TO REAL ESTATE

COUNTY OF CHARLESTON	) (Limited Warranty Deed)

KNOW ALL MEN BY THESE PRESENTS, that BUTLER FEE LLC, a Delaware limited liability company (hereinafter) called “Grantor”, for and in consideration of Ten Dollars and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold and released, and hereby does grant, bargain, sell and release unto ________________________, a_____________________ (hereinafter the “Grantee”), the following described property and easements, to wit:
SEE EXHIBIT “A” ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE:

DERIVATION:
_____________________________ from ___________________________________ dated ___________________and recorded with the Greenville County Register of Mesne Conveyance in Book ______, page ______.

ASSESSOR’S TAX PARCEL NO.:     ____________________

GRANTOR’S ADDRESS:     c/o Titan Real Estate Investment Group, LLC
201 East McBee Avenue, Suite 202
Greenville, SC 29601

TO HAVE AND TO HOLD all and singular the above-described parcels of land and premises, together with all and singular the rights, members, hereditaments, improvements, easements and appurtenances thereunto belonging or in any wise appertaining (collectively, the “Premises”) unto the Grantee, and the Grantee’s successor and assigns forever.

Exhibit D – Page 1

The Grantor does hereby bind itself and its successors to warrant and forever defend all and singular said premises unto the Grantee and the Grantee’s successors and assigns, against the Grantor and the Grantor’s successors and assigns, and against the claims of all persons owning, holding or claiming by, through or under Grantor, subject to those exceptions listed on Exhibit “B” attached hereto and made a part hereof.
[Rest of Page Intentionally Left Blank; Signature Page Follows]

Exhibit D – Page 2

IN WITNESS WHEREOF, the Grantor, by its duly authorized signatory, has executed this instrument under seal as of this _______ day of ________________, 2015.

Signed, sealed and delivered
in the presence of:
GRANTOR:

BUTLER FEE LLC,
a Delaware limited liability company

By:    Butler Fee Inc.,
a Delaware corporation,
its sole member

By:___________________________
Name:
Title:

_____________________
Witness #1

_____________________
Witness #2

STATE OF	)
)

COUNTY OF	)
PERSONALLY appeared the undersigned witness and made oath that (s)he saw _________, the ___________________ and authorized signatory of and for Butler Fee Inc., a Delaware corporation, and the sole member of Butler Fee LLC, a Delaware limited liability company, sign, seal and as its act and deed, deliver the within written instrument, for the uses and purposes therein mentioned, and that (s)he, with the other witness subscribed above, witnessed the execution thereof.
________________________________
Witness No. 1
SWORN TO before me this
____ day of _______________, 2015.
__________________________________
Notary Public
My commission expires__________________

Exhibit D – Page 1

(SEAL)

Exhibit D – Page 2

Exhibit “A” to Deed

Legal Description

[Insert Legal Description]

Exhibit D – Page 3

Exhibit “B” to Deed

Permitted Exceptions

[Insert List of Permitted Exceptions]

Exhibit D – Page 4

EXHIBIT E

BILL OF SALE
Know all men by these presents, that BUTLER FEE LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does bargain, sell, grant, transfer, assign, and convey to _________________________, a _____________ limited liability company (“Grantee”) all of its right, title, and interest, if any, in and to any and all (i) tangible personal property owned by Grantor and now at, in or upon or used in connection with the property commonly known as Arbors at Brookfield, located in the City of Mauldin, County of Greenville and State of South Carolina (“Property”), and more particularly described on Exhibit A attached hereto, including without limitation the tangible personal property listed on Schedule 1 attached hereto, and (ii) intangible personal property owned by Grantor in connection with or arising out of the ownership of the Property.
Grantor is selling and Grantee is purchasing the Property “AS IS WHERE IS” with all faults, WITHOUT RECOURSE AS TO GRANTOR AND WITHOUT WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY AND ALL SUCH WARRANTIES BEING HEREBY EXPRESSLY DISCLAIMED, except as otherwise expressly provided in that certain Contract of Sale dated as of ______________, 2015 between Grantor and Grantee’s predecessor-in-interest, STEADFAST ASSET HOLDINGS, INC., a California corporation.
IN WITNESS WHEREOF, Grantor has executed this Bill of Sale as of the ____ day of ___________________, 2015.
BUTLER FEE LLC,
a Delaware limited liability company

By:    Butler Fee Inc.,
a Delaware corporation,
its sole member

By:___________________________
Name:
Title:

EXHIBITS:
A - Legal Description
SCHEDULES:
1 – Tangible Personal Property

Exhibit E – Page 1

EXHIBIT F

ASSIGNMENT AND ASSUMPTION
OF LEASES, CONTRACTS AND APPROVALS
THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND APPROVALS (this “Assignment”) is made as of the _____ day of __________________, 2015, by and between BUTLER FEE LLC, a Delaware limited liability company (“Assignor”), and _________________________, a ________ limited liability company (“Assignee”).
W I T N E S S E T H:
For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.    Assignor hereby sells, transfers, assigns and conveys to Assignee the following:
(a)    All right, title and interest of Assignor in and to all leases and occupancy agreements relating to the Property, including, without limitation, those certain leases described on Exhibit A attached hereto and made a part hereof (collectively, the “Leases”), relating to the leasing of space in or on that certain land and improvements located in the County of Greenville, State of South Carolina, more particularly described in Exhibit B attached hereto (the “Property”), and all of the rights, interests, benefits and privileges of the lessor thereunder, and all prepaid rents and security and other deposits held by Assignor under the Leases as described on Exhibit A (collectively, the “Deposits”) but subject to all terms, conditions, reservations and limitations set forth in the Leases.
(b)    To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit C attached hereto and made a part hereof, and (without representation, warranty or recourse except as expressly set forth in the Purchase Agreement) all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).
(c)    To the extent assignable and without representation, warranty or recourse, all right, title and interest of Assignor in and to all building permits, certificates of occupancy, and other certificates, permits, licenses and governmental approvals relating to the design, construction, ownership, occupancy, use, management, operation, maintenance or repair of the Property, including, without limitation, those identified on Exhibit D attached hereto and made a part hereof (collectively, the “Approvals”) and any plans, specifications, studies, reports or surveys relating to the Property.
2.    This Assignment is given pursuant to that certain Contract of Sale (as amended, the “Purchase Agreement”) dated as of __________ 2015, between Assignor and Assignee’s predecessor-in-interest, STEADFAST ASSET HOLDINGS, INC., a California corporation, providing for, among other things, the conveyance of the Leases, the Contracts and the Approvals.
3.    Assignee hereby accepts the assignment of the Leases, the Contracts and the Approvals and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder arising from and after the date hereof. Assignee further assumes all liability of Assignor for the refund or return of the Security Deposits as and when required by the Leases.
4.    Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignee as a result of or in connection with any liabilities or obligations under the Leases and the Contracts, provided, however, that Assignor’s

Exhibit F – Page 1

indemnification obligations under this Paragraph 4 shall be limited to liabilities or obligations thereunder relating to periods before the date hereof. The indemnification obligation of Assignor set forth herein shall automatically expire twelve (12) months after the date of this Agreement. Assignee agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignor as a result of or in connection with any liabilities or obligations under the Leases, the Security Deposits and the Contracts, arising on and after the date hereof.

5.    In any action to enforce the provisions of this Assignment, the prevailing party shall be entitled to an award of its attorneys’ fees and costs. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Assignment. The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators, successors and assigns. Any alteration, change or modification of or to this Assignment, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged. No provision of this Assignment that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of this Agreement shall be severable. This Assignment shall be governed by the laws of the State of South Carolina and is performable in Greenville County, South Carolina.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR: BUTLER FEE LLC, a Delaware limited liability company By: Butler Fee Inc., a Delaware corporation, its sole member By:___________________________ Name: Title:

Exhibit F – Page 2

ASSIGNEE: , a By: Name: Title:

Exhibit A    Leases
Exhibit B    Description of the Property
Exhibit C    Contracts
Exhibit D    Approvals

Exhibit F – Page 3

EXHIBIT G

FORM OF TENANT NOTICE
[DATE]
All Tenants of Unit ___ of ________ Apartments
Please be advised that on the date hereof the ____________ Apartments have been sold by ___________ (“Seller”) to ________________________ (“Buyer”).
Buyer has assumed Seller’s obligations under your lease which arise after the date hereof, including any obligation Seller may have to return to you in accordance with the provisions of your lease the security deposit being held by Seller.
All future rental payments, including payments for any and all statements on hand, should be made payable to _____________ Apartments and delivered or mailed to the on‑site office at:
____________
____________
____________

If you have any questions, please contact the Manager. The Manager’s contact information is as follows:
____________
____________
____________

Sincerely,

SELLER:

BUTLER FEE LLC,
a Delaware limited liability company

By:	Butler Fee Inc.,
a Delaware corporation,
its sole member

By:___________________________
Name:
Title:

Exhibit G – Page 1

EXHIBIT H

RENT ROLL

[See Attached]

[INTENTIONALLY OMITTED]

Exhibit H – Page 1